Promissory Note

$470,000.00US

Falkland, BC, Canada

May 31, 2002

For Value Received, the undersigned AVVAA World Healthcare Products of

Falkland, BC, (jointly and severally, if more than one) promises to pay to Shield-

Tech Products Inc. of Falkland, BC, the principal sum of Four hundred and seventy thousand dollars ($470,000.00USD) with no (0) interest.

The said principal shall be payable in lawful money of Canada, at Vernon, BC or at such place as may hereafter be designated by written notice from the holder to the maker hereof, on the date and in the manner following: No defined date.

SHIELD-TECH PRODUCTS INC.

Shield-Tech Products Inc.	___Jack Farley, President_(Printed Name)
PO Box 335, 3018 Schaeffer Rd.
Falkland , BC, VOE 1W0	___/s/ Jack Farley_______(Signature)

AVVAA WORLD HEALTH CARE PRODUCTS INC.

__Jack Farley, President____(Printed Name)

___/s/ Jack Farley_________(Signature)